EXHIBIT (1)



                     JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) promulgated under the

Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Corvita Corp., and further agree that this Joint Filing Agreement be included as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


                              HALCYON/ALAN B. SLIFKA
                                MANAGEMENT COMPANY LLC

                              By: /s/ James H. Schropp
                                  _______________________
                                  Name:  James H. Schropp
                                  Title:  Attorney-in-Fact


Dated:    May 15, 1996


                              ALAN B. SLIFKA  AND COMPANY,
                              LIMITED

                              By: /s/  James H. Schropp
                                  _______________________
                                  Name:  James H. Schropp
                                  Title:  Attorney-in-Fact


Dated:    May 15, 1996


                              ALAN B. SLIFKA

                              By: /s/ James H. Schropp
                                  _______________________
                                  Name:  James H. Schropp
                                  Title:  Attorney-in-Fact


Dated:    May 15, 1996



                       Page 9 of 12 Pages